EXHIBIT 23.3

                            MARVIN B. SEIDMAN, C.P.A.
                          Certified Public Accountants
                              8501 S.W. 29th Street
                              Miami, Florida 33155
                                 (305) 221-8271



June 24, 2004


Distribution Management Services, Inc.
11601 Biscayne Blvd., Suite 201
Miami, FL 33181



Ladies and Gentlemen:

                  I hereby consent to the use of the financial statements prepared by Marvin B. Seidman, C.P.A. on behalf of Distribution Management Services, Inc. (the "Company") for the fiscal year ended May 31, 2002 in the Company's Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission.

                                            Very truly yours,



                                            /s/Marvin B. Seidman
                                            -------------------------
                                            MARVIN B. SEIDMAN, C.P.A.